Exhibit 10.1

Meridian Bank

2016 Equity Incentive Plan

Meridian Bank

2016 Equity Incentive Plan

i

ARTICLE 1. PURPOSE OF THE PLAN; TYPES OF AWARDS

1.1       Purpose. The Meridian Bank 2016 Equity Incentive Plan is intended to provide selected employees and non-employee directors of Meridian Bank (the “Corporation”) and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate employees and non-employee directors to make substantial contributions to the success of the Corporation’s business and the businesses of its Subsidiaries. Awards will be granted under the Plan based on, among other things, the individual’s level of responsibility and performance.

1.2       Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock Options and Restricted Stock and Restricted Stock Units may be awarded within the limitations of the Plan herein described.

ARTICLE 2. DEFINITIONS

2.1       “Agreement.” A written or electronic agreement between the Corporation and a Participant evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

2.2       “Award.” The grant of a Stock Option or an award of Restricted Stock or of Restricted Stock Units.

2.3       “Board.” The Board of Directors of the Corporation.

2.4       “Change in Control.” Except as otherwise provided in an Agreement, the first to occur of any of the following events:

(a)        any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities;

(b)        receipt of applicable Federal and State regulatory approval with respect to a binding written agreement providing for a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

(c)        the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

(i)         under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51%

of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”);

(ii)        under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation, or reorganization; and

(iii)       based on the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 25% or more of the then outstanding voting securities) will have beneficial ownership of 25% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(d)        a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

(e)        during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 25% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 25% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

2.5       “Code.” The Internal Revenue Code of 1986, as amended.

2.6       “Code of Conduct.” The policies and procedures related to employment of Employees by the Corporation or a Subsidiary set forth in the Corporation or a Subsidiary’s employee handbook as well as any policies and procedures related to service as a non-employee director of the Corporation or a Subsidiary. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to Employees and non-employee directors of the Corporation or a Subsidiary.

2.7       “Committee.” The Compensation Committee of the Board.

2.8       “Common Stock.” The common stock of the Corporation as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.

2.9       “Continuous Service.” Continuous Service means that the Participant’s service with the Corporation or a Subsidiary, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or a Subsidiary as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Corporation to a Director of a Subsidiary will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.10     “Corporation.” Meridian Bank, a Pennsylvania bank.

2.11     “Employee.”  Any common law employee of the Corporation or a Subsidiary. An Employee does not include any individual who: (i) does not receive payment for services directly from the Corporation’s or a Subsidiary’s payroll; (ii) is employed by an employment agency that is not a Subsidiary; or (iii) who renders services pursuant to a written arrangement that expressly provides that the service provider is not eligible for participation in the Plan, regardless if such person is later determined by the Internal Revenue Service or a court of competent jurisdiction to be a common law employee.

2.12     “Exchange Act.” The Securities Exchange Act of 1934, as amended.

2.13     “Fair Market Value.” The Fair Market Value of a share of Common Stock means:

(a)        If the Common Stock is listed on an established securities market (within the meaning of Code Section 409A), the Fair Market Value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(b)        In the event that the Common Stock is not traded on an established securities market (within the meaning of Code Section 409A), then the Fair Market Value per share of Common Stock will be the price established by the Committee in good faith by application of a reasonable valuation method (within the meaning of Code Section 409A).

(c)        Notwithstanding the foregoing, in the event of any change in law or interpretation of law, including but not limited to Code Section 409A and the regulations and guidance promulgated thereunder, the Fair Market Value of the Common Stock on a particular day shall be determined in accordance with such law or interpretation of law.

2.14     “Harmful Activity.” A Harmful Activity shall be deemed to have occurred if the Employee or the Non-Employee Director shall, while employed by or providing services to the Corporation or within six month after termination of such employment or service, do any one or more of the following:

(a)        Use, publish, sell, trade or otherwise disclose “non-public information” of the Corporation unless such activity was inadvertent, done in good faith and did not cause significant harm to the Corporation.

(b)        After notice from the Corporation, fail to return to the Corporation any document, data, or other item or items in the Employee’s or Non-Employee Director’s possession or to which the Employee or Non-Employee Director has access that may involve “non-public information” of the Corporation.

(c)        Upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Corporation, solicit or entice for employment or hire any Employee of the Corporation.

(d)        Upon the Employee’s or Non-Employee Director’s own behalf or upon behalf of any other person or entity that competes or plans to compete with the Corporation, contact, call upon, solicit or do business with (other than a business which does not compete with any business conducted by the Corporation), any customer of the Corporation the Employee or Non-Employee Director contacted, called upon, solicited, interacted with, or became acquainted with, or learned of through access to information (whether or not the information is or was “non- public information”) while employed by or providing services to the Corporation unless such activity was inadvertent, done in good faith, and did not involve a customer who the Employee or Non-Employee Director should have reasonably known was a customer of the Corporation.

(e)        Upon the Employee’s or Non-Employee Director’s own behalf or on behalf of any other person or entity that competes or plans to compete with the Corporation, engage in any business activity in competition with the Corporation in the same or closely related activity that the Employee or Non-Employee Director was engaged in for the Corporation during the one year period prior to termination of employment or termination of services.

(f)        For purpose of this Section 2.14, “non-public information” means, but is not limited to, trade secrets, confidential processes, programs, software, formulas, methods, business information or plans, financial information, and listings of names (e.g., Employees, customers, and suppliers) that are developed, owned, utilized, or maintained by the Corporation, and that of its customers or suppliers, and that are not generally known by the public.

2.15     “Incentive Stock Option.” A Stock Option intended to satisfy the requirements of Code Section 422(b).

2.16     “Non-Employee Director.” A member of the Board, or of the board of directors of a Subsidiary, or any other body performing the function of a board of directors, or a member of an advisory board or council established by the Board, who is not an Employee.

2.17     “Nonqualified Stock Option.” A Stock Option which does not satisfy the requirements of Code Section 422(b).

2.18     “Optionee.” A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

2.19     “Participant.” An Employee or Non-Employee Director to whom an Award has been made which Award remains outstanding.

2.20     “Performance Criteria.” Any objective determination based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either which includes, but is not limited to: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment, (l) stock price, (m) asset quality, (n) budget and expense management, (o) systems conversion, (p) peer performance, (q) special projects as determined by the Committee, and (r) integration initiatives. Performance Criteria shall be established by the Committee prior to the issuance of a Performance Grant.

2.21     “Performance Goal.” One or more goals established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relate to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year), as may be specified by the Committee at the time of the awarding of a Performance Grant.

2.22     “Performance Grant.” An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

2.23     “Plan.” The Meridian Bank 2016 Equity Incentive Plan.

2.24     “Restricted Award.” An Award of Restricted Stock or Restricted Stock Units.

2.25     “Restricted Stock.” An Award of Common Stock pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.26     “Restricted Stock Unit.” An Award of hypothetical Common Stock units pursuant to the provisions of the Plan, which award is subject to such restrictions and other conditions, including achievement of one or more performance goals, as may be specified by the Committee at the time of such award.

2.27     “Retirement.” The termination of a Participant’s employment following the first day of the month coincident with or next following attainment of age 65. Retirement with respect to a Participant’s service as a Non-Employee Director will also be determined in accordance with the provisions of the applicable Corporation’s or a Subsidiary’s by-laws or other operative documents.

2.28     “Securities Act.” The Securities Act of 1933, as amended.

2.29     “Stock Option” or “Option.” A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

2.30     “Subsidiary.” A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

2.31     “Termination For Cause.” With respect to an individual, shall have the meaning ascribed to such term any employment, severance or other similar agreement between such individual and the Corporation, or if no such agreement exists, termination of the employment of an Employee or the termination of service of a Non-Employee Director, as the case may be (together, for purposes of this Section 2.29 (the “Individual”)) after:

(a)        the Pennsylvania Department of Banking or any other government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment or services of such Individual or relieve him or her of his or her duties;

(b)        the Individual engages in any Harmful Activity, or commits an act or engages in a course of conduct constituting fraud or willful malfeasance, dishonesty or gross negligence as to the Corporation or a Subsidiary or as to the Individual’s employment with or service to the Corporation or a Subsidiary;

(c)        in the determination of the Committee with respect to an Employee, such Employee willfully fails to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after such Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;

(d)        in the determination of the Committee, the willful or continued failure by such Individual to substantially and satisfactorily perform the Individual’s duties with the Corporation or a Subsidiary (other than any such failure resulting from the Individual’s being “disabled” (within the meaning of Code Section 22(e)(3)) or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Individual, which demand identifies the manner in which the Individual has not substantially or satisfactorily performed his or her duties; or

(e)        in the determination of the Committee, the failure by such Individual to conform to the Corporation’s Code of Conduct.

For purposes of the Plan, no act, or failure to act, on a Individual’s part shall be deemed “willful” unless done, or omitted to be done, by such Individual not in good faith and without reasonable belief that such Individual’s action or omission was in the best interest of the Corporation or a Subsidiary.

ARTICLE 3. ADMINISTRATION

3.1       The Committee. The Plan shall be administered by the Compensation Committee of the Board (the “Committee”) composed of two or more members of the Board, all of whom are (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) “outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Compensation Committee. Vacancies on the Compensation Committee, however caused, shall be filled by the Board.

3.2       Powers of the Committee.

(a)        The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

(b)        Subject to the terms, provisions and conditions of the Plan the Committee shall have exclusive jurisdiction to:

(i)         determine and select the Employees and Non-Employee Directors to be granted Awards (it being understood that more than one Award may be granted to the same person);

(ii)        determine the number of shares subject to each Award;

(iii)       determine the date or dates when the Awards will be granted;

(iv)       determine the exercise price of shares subject to an Option in accordance with Article 6;

(v)        determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

(vi)       determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option;

(vii)      determine the Performance Criteria, and establish Performance Goals with respect thereto, to be applied to an Award; and

(viii)     prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.

(c)        Subject to the provisions of this Article 3 and any applicable law, the Committee may, in its sole discretion, delegate any or all of its powers and duties under the Plan, including the power to make Awards under the Plan, to the Chief Executive Officer of the Corporation, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan made by the Committee. Notwithstanding the foregoing, the Chief Executive Officer may not make Awards to, or take any action with respect to any Award previously granted, to himself or a person who is an Employee or Non-Employee Director subject to the provisions of Rule 16b-3 of the Exchange Act.

3.3       Liability. No member of the Board, the Committee or its designee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

3.4       Establishment and Certification of Performance Goals. The Committee shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Notwithstanding anything herein to the contrary, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are satisfied, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until, the Performance Goal or Goals applicable thereto is or are satisfied.

3.5       No Waiver of Performance Goals. Under no circumstances shall the Committee or the Board waive any Performance Goals with respect to the grant of any Award hereunder that is intended to constitute a Performance Grant.

3.6       Performance Grants Not Mandatory. Nothing herein shall be construed as requiring that any Award be made a Performance Grant; provided, however, that any Award may be subject to a one or more Performance Goals.

ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

4.1       Common Stock Authorized.

(a)        Subject to adjustment in accordance with Section 10, a total of 178,000 shares of Common Stock shall be available for the grant of Awards under the Plan. During the terms of the Awards, the Corporation shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)        Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Corporation in any manner.

(c)        Subject to adjustment in accordance with Section 10, no Participant shall be granted, during any one (1) year period, Stock Options to purchase Common Stock with respect to more than 25,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 30,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall count toward the individual share limit set forth in this Section 4.

(d)        Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

(e)        If any Stock Option is exercised by tendering Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of such Stock Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.

4.2       Shares Available. The Common Stock to be issued under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates, or is forfeited, the shares of Common Stock allocable to such expiration, termination, or forfeiture may thereafter again be made subject to an Award under the Plan.

ARTICLE 5. ELIGIBILITY

5.1       Participation. Awards shall be granted by the Committee only to persons who are Employees and Non-Employee Directors.

5.2       Incentive Stock Option Eligibility. Incentive Stock Options may only be granted to Employees of the Corporation or a Subsidiary. Notwithstanding any other provision of the Plan to the contrary, a person who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, a person shall be considered as owning the stock owned, directly or indirectly, by or for the person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 6. STOCK OPTIONS IN GENERAL

6.1       Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to any person described in Section 5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment pursuant to the limited circumstances set forth in Article 10.

6.2       Limitation on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee in any calendar year (under the Plan and all other plans maintained by the Corporation and any Subsidiary) shall not exceed $100,000. With respect to all or any portion of any Option granted under this Plan not qualifying as an Incentive Stock Option, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. In addition, in the event that the Committee grants an Incentive Stock Option under this Plan to a Participant, and, in the event that the applicable limitation contained in this Section 6.2 is exceeded, then such Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.

6.3       Transferability of Options.

(a)        Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee’s lifetime, only by him or her.

(b)        An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee’s “immediate family” (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term “immediate family” shall mean an Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

7.1       Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee, and specified in the Agreement; provided, however, that:

(a)        each intended Incentive Stock Option granted to a person described in Section 5.2 shall terminate not later than five years after the date of the grant;

(b)        each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant; and

(c)        each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant.

Each Option granted under the Plan shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which:

(a)        the Optionee has completed one year of Continuous Service with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals);

(b)        unless otherwise provided in an Agreement, a Change in Control occurs; or

(c)        unless otherwise provided in an Agreement, the Optionee’s Retirement, death, or being “disabled” (within the meaning of Code Section 22(e)(3)).

An Option may be exercised only during the continuance of the Optionee’s employment, or service as a Non-Employee Director except as provided in Article 8.

7.2       Exercise.

(a)        A person electing to exercise an Option shall give notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise notice shall be delivered to the Corporation in person, by certified mail, or by such other method (including electronic transmission) and in such form as determined by the Committee. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a Fair Market Value equal to the cash exercise price applicable to the Option or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve; further provided, however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

(b)        A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

(c)        At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

ARTICLE 8. EXERCISE OF VESTED OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE

8.1       Retirement; Other Termination by Corporation or Subsidiary; Change in Control. In the event of an Optionee’s termination of employment or service as a Non-Employee Director (i) due to Retirement, (ii) by the Corporation or a Subsidiary other than Termination for Cause, or (iii) due to a Change in Control, such Optionee’s right to exercise such Option, to the extent vested, shall lapse:

(a)        in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such option or three months from the date of such termination of employment; and

(b)        in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.

8.2       Death or Disability. In the event of an Optionee’s termination of employment or service as a Non-Employee Director due to death or being “disabled” (within the meaning of Code Section 22(e)(3)), such Optionee’s right to exercise such Option, to the extent vested, shall lapse:

(a)        in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or one year from the date of such termination of employment; and

(b)        in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.

8.3       Termination For Cause; Other Termination by Optionee. In the event of an Optionee’s Termination For Cause, or in the event of the Optionee’s termination of employment or service as a Non-Employee Director at the election of an Optionee, such Optionee’s right to exercise such Option shall lapse:

(a)        in the case of an Incentive Stock Option, upon such termination of employment or, in the discretion of the Committee, up to three months from the date of such termination of employment; and

(b)        in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, upon such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.

8.4       Special Termination Provisions.

(a)        In the event that an Optionee’s employment or service as a Non-Employee Director is terminated by the Corporation or a Subsidiary and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any Continuous Service requirement for vesting (but not any Performance Goal or Goals) specified in an Agreement pursuant to Section 7.1 and permit exercise of an Option held by such Optionee prior to the satisfaction of such Continuous Service requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee’s termination of employment or service as a Non-Employee Director.

(b)        In the event the Committee waives the Continuous Service requirement with respect to an Option as set forth in Section 8.4(a) above, such Option shall lapse:

(i)         in the case of an Incentive Stock Option, at the earlier of the expiration of the term of such Option or three months from the date of termination of employment; and

(ii)        in the case of a Nonqualified Stock Option, unless otherwise provided in an Agreement, three months from the date of such termination of employment or, in the discretion of the Committee, up to the remaining term of such Option.

ARTICLE 9. RESTRICTED AWARDS

9.1       In General. Each Restricted Award shall be subject to such terms and conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. A Restricted Award shall be subject to a vesting schedule and may be subject to one or more Performance Goals.

9.2       Minimum Vesting Period for Restricted Awards. Each Restricted Award granted to a Participant shall be fully exercisable (i.e., become 100% vested) only after the earlier of the date on which (i) the Participant has completed one year of Continuous Service with the Corporation or a Subsidiary immediately following the date that the Restricted Award was awarded (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals); (ii) unless otherwise provided in an Agreement, a Change in Control occurs; (iii) unless otherwise provided in an Agreement, the Participant’s death, or being “disabled” (within the meaning of Code Section 22(e)(3)) or (iv) unless otherwise provided in an Agreement, the Participant terminates Continuous Service due to Retirement.

9.3       Waiver of Vesting Period for Certain Restricted Awards. In the event that a Participant’s Continuous Service is terminated and the Committee deems it equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive any minimum vesting period (but not any Performance Goal or Goals) with respect to a Restricted Award held by such Participant. Any such waiver may be made with retroactive effect, provided it is made within 60 days following such Participant’s termination of employment.

9.4       Restricted Stock Awards

(a)        Issuance and Retention of Share Certificates By Corporation. One or more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of a Continuous Service requirement and/or one or more Performance Goals, the Corporation shall retain such share certificates.

(b)        Stock Powers. At the time of the grant of a Restricted Stock Award, the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

(c)        Shareholder Rights. Subject to any restrictions set forth in an Agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, include the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Corporation for the Participant’s account until released pursuant to subsection (d) below.

(d)        Release of Shares. Within 30 days following the date on which a Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.

(e)        Forfeiture of Restricted Stock Awards. In the event of the forfeiture of a Restricted Stock Award, by reason of the termination of employment or service as a Non- Employee Director prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

(f)        Assignment, Transfer, Etc. of Restricted Stock Rights. The potential rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold,

pledged, hypothecated, or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her.

9.5       Restricted Stock Unit Awards

(a)        The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside a fund for the payment of any such Award.

(b)        A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(c)        At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Corporation in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Corporation for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(d)        Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Corporation shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the vesting period lapsed with respect to each Vested Unit.

ARTICLE 10. ADJUSTMENT PROVISIONS

10.1     Share Adjustments.

(a)        In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then

(i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

(b)        If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

(c)        The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

10.2     Corporate Changes.  A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation’s assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.

10.3     Fractional Shares. Fractional shares resulting from any adjustment in Awards pursuant to this article may be settled as the Committee shall determine.

10.4     Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.

ARTICLE 11. GENERAL PROVISIONS

11.1     Effective Date. The Plan shall become effective upon the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

11.2     Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of the Plan’s approval by the Corporation’s shareholders.

11.3     Limitation on Termination, Amendment or Modification.

(a)        The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

(i)         increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan (except as provided in Section 10.1);

(ii)        changes the class of eligible Participants; or

(iii)       otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

(b)        No amendment, modification, suspension or termination of the Plan shall in any manner negatively affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

11.4     No Right to Grant of Award or Continued Employment or Service. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Award to a person who qualifies as an Employee or Non-Employee Director, or (b) confer upon a Participant any right to continue in the employ or service of the Corporation or any Subsidiary or limit in any respect the right, if any, of the Corporation or of any Subsidiary or the Board, as the case may be, to terminate the Participant’s employment.

11.5     No Obligation. No exercise of discretion under this Plan with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance, except as otherwise provided or required by law.

11.6     Code Section 409A. This Plan is intended to be exempt from the provisions of Code Section 409A by reason of not being deemed a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1). Each of the provisions of this Plan document, however, are qualified by reference to provisions of Code Section 409A, and the guidance promulgated thereunder, to the extent such section applies to this Plan. Notwithstanding anything herein to the contrary, if Code Section 409A is applicable the exercise of any discretionary authority and the implementation or carrying out of each other provision of the Plan shall be conditioned upon the conditions and limitations of Code Section 409A and compliance with its specific terms, as the same may have been interpreted by regulatory, case law, or other governing authority. Further, if this Plan or any Option granted hereunder is, or shall become subject to the provisions of Code Section 409A, each such affected Option shall be deemed exercised on the date it vests, or the date the Plan or such Option, as applicable, becomes subject to Code Section 409A; provided, however, that if an Optionee is unable to deliver the exercise price and required withholding taxes to the Corporation, such Optionee shall be paid in one lump sum as soon as practicable, to the extent permitted by tax, corporate, securities, and any other relevant laws, (a) the excess (if any) of the Fair Market Value of the Option at the relevant time over the exercise price, less (b) the required tax withholdings.

11.7     Withholding Taxes.

(a)        Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant pay or reimburse to it any withholding taxes at such time as withholding is required by law.

(b)        With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

11.8     Listing and Registration of Shares.

(a)        No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

(b)        If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written or electronic statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.’

11.9     Disinterested Director. For purposes of this Plan, a director shall be deemed “disinterested” if such person could qualify as a member of the Committee under Section 3.1.

11.10   Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement).

11.11   Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime.

11.12   Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

11.13   Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered, and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

11.14   Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.